Exhibit 4.1

EXECUTION COPY

PERNIX THERAPEUTICS HOLDINGS, INC.

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 21, 2015

8.00% Convertible Senior Notes due 2019

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), entered into as of April 21, 2015, among Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”) party hereto and Wilmington Trust, National Association, a national banking association (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into an indenture, dated as of February 21, 2014 (the “Base Indenture”), relating to the Company’s 8.00% Convertible Senior Notes due 2019 (the “Notes”);

WHEREAS, the Trustee and the Company are parties to the First Supplemental Indenture, dated August 19, 2014 (the “First Supplemental Indenture”), and the Trustee, Worrigan Limited and the Company are parties to the Second Supplemental Indenture, dated August 19, 2014 (the “Second Supplemental Indenture” and, the Base Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”); and

WHEREAS, the holders of a majority of the aggregate principal amount of the outstanding Notes have consented to the amendments to the Indenture reflected herein and, in accordance with Section 10.02 of the Indenture, all such amendments may be made to the Indenture with the consent of a majority of the aggregate principal amount of the outstanding Notes.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 101. Definitions.

(a) Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

(b) The term “ABL Facility” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(c) The term “Account Debtor” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(d) The term “Accounts” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(e) The term “Acquisition Subsidiary” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(f) The last sentence of the term “Affiliate”, beginning with “Solely for purposes of Section 4.13” and ending with “by contract or otherwise” is hereby deleted from Section 1.01 of the Indenture.

(g) The term “Anti-Terrorism Laws” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(h) The term “Asset Disposition” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(i) The term “Bank Product Obligations” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(j) The term “Blocked Person” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(k) The term “Broadly Held” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(l) The term “Contingent Obligations” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(m) The term “Controlled Group” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(n) The term “Core Product” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(o) The term “Cypress” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(p) The term “Cypress Purchase Agreement” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(q) The term “Debt” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(r) The term “Domestic Material Subsidiary” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(s) The term “Earnout/Escrow Payments” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(t) The term “EBITDA” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(u) The term “EBITDA” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(v) The term “Excluded Asset Disposition” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(w) The term “Foreign Subsidiary” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(x) The term “guarantee” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(y) The term “Intellectual Property” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(z) The term “Inventory” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(aa) The term “Investment” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(bb) The term “Liens” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(cc) The term “Midcap Facility” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(dd) The term “Milestone Payments” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(ee) The term “Minimum Liquidity” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(ff) The term “Multiemployer Plan” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(gg) The term “Non-Core Product” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(hh) The term “OFAC” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(ii) The term “OFAC Lists” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(jj) The term “Ordinary Course of Business” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(kk) The term “Pension Plan” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(ll) The term “Permitted Acquisition” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(mm) The term “Permitted Acquisition Debt” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(nn) The term “Permitted Asset Dispositions” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(oo) The term “Permitted Contest” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(pp) The term “Permitted Contingent Obligations” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(qq) The term “Permitted Debt” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(rr) The term “Permitted Distributions” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(ss) The term “Permitted Investments” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(tt) The term “Permitted Liens” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(uu) The term “PML Business” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(vv) The term “Pro Forma Basis” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(ww) The term “Restricted Distribution” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(xx) The term “Specified Acquisition” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(yy) The term “Specified Acquisition Subsidiary” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(zz) The term “Specified Assets” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(aaa) The term “Subsidiary Change in Control” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(bbb) The term “Swap Contract” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(ccc) The term “Test Period” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(ddd) The term “Total Leverage Ratio” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

(eee) The term “UCC” and the definition thereof are hereby deleted from Section 1.01 of the Indenture.

Section 102. Incorporation of Indenture Provisions.  The parties hereto agree that the terms of Sections 17.01 (Provisions Binding on Company’s Successors), 17.04 (Governing Law; Jurisdiction) 17.11 (Execution in Counterparts), 17.12 (Severability) and 17.13 (Waiver of Jury Trial) of the Indenture are incorporated herein by reference, mutatis mutandis.

Section 103. Effect of Amendment.  This Third Supplemental Indenture is an amendment supplemental to the Indenture, and the  Indenture and this Third Supplemental Indenture shall henceforth be read together. The Company acknowledges and agrees that this Third Supplemental Indenture only amends, supplements and modifies the terms of the Indenture and does not constitute a novation, and the Company ratifies and confirms the terms and provisions of, and its obligations under, the Indenture (as modified by this Third Supplemental Indenture) and the Notes (as modified by this Third Supplemental Indenture) in all respects.  Pursuant to Section 10.03 of the Indenture, each of the parties hereto acknowledges and agrees that each reference in the Indenture and the Notes to the Indenture shall be deemed to be a reference to the Indenture as amended, supplemented and modified by this Third Supplemental Indenture.

Section 104. Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Third Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 105. Conditions.  The effectiveness of this Third Supplemental Indenture is conditioned on receipt by the Trustee of the written consent of the Required Holders (receipt of which is hereby acknowledged), an Officer’s Certificate and an Opinion of Counsel as required by Section 10.05 of the Indenture.

ARTICLE 2
REMOVAL OF AND AMENDMENTS TO CERTAIN COVENANTS AND EVENTS OF DEFAULT

Section 201. Each of Sections 4.07, 4.11, 4.13, 6.01(e), 6.01(g) and 6.01(h) of the Indenture is hereby deleted and replaced in its entirety with “Intentionally Omitted.”

Section 202. Section 4.10 of the indenture is hereby amended and restated to read as follows:

“Section 4.10  Guarantees by Subsidiaries.  Each of the Guarantors that guarantees the Notes immediately prior to the effectiveness of this Third Supplemental Indenture shall remain a Guarantor under the Indenture until such time it is released pursuant to Section 13.03 of the Indenture.”

Section 203. Section 6.01(f) of the Indenture is hereby amended and restated to read as follows:

“(f) failure by the Company or any Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company or the Guarantor to comply with any of its other agreements contained in the Notes or this Indenture;”

ARTICLE 3
CONFORMING CHANGE

Section 301. Section 10.01(a) of the Indenture is hereby amended and restated to read as follows:

“(a)  to cure any ambiguity, omission, defect or inconsistency;”

ARTICLE 4
REMOVAL OF CERTAIN PROVISIONS REGARDING CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 401. Section 11.01 of the Indenture is hereby amended and restated to read as follows:

“Section 11.01.  Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person (that is not one or more Subsidiaries of the Company or the Company), which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.”

ARTICLE 5
REMOVAL OF CERTAIN SCHEDULES

Section 501. Schedule I to the Indenture, Transaction with Affiliates I-1,  is hereby deleted and replaced in its entirety with “Intentionally Omitted.”

Section 502. Schedule II to the Indenture, Permitted Contingent Obligations II-1,  is hereby deleted and replaced in its entirety with “Intentionally Omitted.”

Section 503. Schedule III to the Indenture, Permitted Debt III-1, is hereby deleted and replaced in its entirety with “Intentionally Omitted.”

Section 504. Schedule IV to the Indenture, Permitted Investments IV-1, is hereby deleted and replaced in its entirety with “Intentionally Omitted.”

Section 505. Schedule VI to the Indenture, Specified Assets VI-1, is hereby deleted and replaced in its entirety with “Intentionally Omitted.”

ARTICLE 6
AMENDMENT TO NOTE

Section 6.01.    The definition of “Blocker Percentage” included in certain Notes issued under the Indenture is hereby deleted and replaced with “9.9%.”

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

PERNIX THERAPEUTICS HOLDINGS, INC. By: __/s/ Douglas Drysdale_____________ Name: Douglas Drysdale Title: Chief Executive Officer
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee By: __/s/ Lynn M. Steiner______________ Name: Lynn M. Steiner Title: Vice President